SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  On March 21, 2013, the Board of Directors of Alaska Pacific Bancshares, Inc. (“Company”) amended Article II, Section 5, Notice of Meetings, and Section 9, Proxies.  Section 5 was amended to provide for notice only mailings for shareholder meetings through electronic transmission of such notices and related materials upon consent of the shareholder.  Section 9 was amended to allow proxies to be executed electronically and for the electronic transmission of such electronically executed proxies, provided that shareholder authorization for electronic delivery is included with the transmission. The Bylaw amendments are effective as of the date of adoption.  A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

3.2 Amended and Restated Bylaws of Alaska Pacific Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: March 22, 2013	By: /s/ Julie M. Pierce
Julie M. Pierce Senior Vice President and